As filed with the Securities and Exchange Commission on August 22, 1994
                                      Registration No. 33-_______



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   BRINKER INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

          Delaware                          75-1914582
   (State of incorporation)           (I.R.S. employer identification number)

                        6820 LBJ Freeway
                      Dallas, Texas  75240
                          214-980-9917
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                        Debra L. Smithart
                    Executive Vice President
                   Brinker International, Inc.
                        6820 LBJ Freeway
                      Dallas, Texas  75240
                          214-980-9917
(Name, address including zip code, and telephone number, including area code, of agent for service)

                           Copies to:

Roger F. Thomson                                  Bruce H. Hallett
Executive Vice President and General Counsel      Crouch & Hallett, L.L.P.
6820 LBJ Freeway                                  717 N. Harwood St., Suite 1400
Dallas, Texas  75240                              Dallas, Texas 75201
214-980-9917                                      214-953-0053


     Approximate date of commencement of proposed sale to the public: As soon as practicable upon the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                 CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
  Title of Each                   Maximum         Maximum         Amount of
Class of Securities Amount Being  Offering Price  Aggregate       Registration
Being Registered    Registered    Per Share (1)   Offering Price  Fee

Common Stock,        505,930      $23.625         $11,952,596     $4,122
$0.10 par value      shares


     (1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common stock on August 17, 1994 as reported on the New York Stock Exchange.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                         505,930 Shares

                   BRINKER INTERNATIONAL, INC.

                          COMMON STOCK


     The 505,930 shares (the "Shares") of Common Stock of Brinker International, Inc., a Delaware corporation (the "Company"), offered hereby are being sold by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

     The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the New York Stock Exchange at prices relating to prevailing market prices or at negotiated
prices.   The Selling Stockholders may effect such transactions
by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Act. The offering contemplated hereby will terminate as to the Shares upon the earlier to occur of the sale of all of the Shares or August 3, 1996. See "Selling Stockholders."

     The costs, expenses and fees incurred in connection with the registration of the Shares, which are estimated to be $10,000 (excluding selling commissions and brokerage fees incurred by the Selling Stockholders), will be paid by the Company. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act, and the Selling Stockholders have agreed to indemnify the Company against certain liabilities relating to information furnished by the Selling Stockholders to the Company and included in this Registration Statement.

     The last reported sale price of the Common Stock on the New York Stock Exchange on August 19, 1994 was $24.00 per share.
                       __________________
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION NOR HAS THE COMMISSION OR
             ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION
                       TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.
                        _________________
         The date of this Prospectus is August 22, 1994.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;
     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 29, 1993;
     3. The Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 1993; and
     4. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the shares of Common Stock hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Brinker International, Inc., 6820 LBJ Freeway, Dallas, Texas 75240,
Attention: Investor Relations (telephone (214) 980-9917).

                           THE COMPANY

     The Company is principally engaged in the operation and development of the Chili's Grill & Bar ("Chili's"), Grady's American Grill ("Grady's"), Romano's Macaroni Grill ("Macaroni Grill"), Spageddies ("Spageddies") and On The Border ("On The
Border") restaurants.   The Company was organized under the laws
of the State of Delaware in September 1983 to succeed to the business operated by Chili's, Inc., a Texas corporation, organized in August 1977. The Company completed the acquisitions of Grady's in February 1989, Macaroni Grill in November 1989, Spageddies in June 1993, and On The Border in May 1994.

     Chili's.  Chili's establishments are full-service
Southwestern theme restaurants, featuring a casual atmosphere and a limited menu of freshly prepared chicken, beef and seafood entrees, hamburgers, ribs, fajitas, sandwiches, salads, appetizers and desserts, all of which are prepared fresh daily according to special Chili's recipes.

     Chili's restaurants feature quick, efficient and friendly table service designed to minimize customer waiting time and facilitate table turnover, with an average turnover time per table of approximately 45 minutes. Service personnel are dressed casually in jeans or slacks, knit shirts and aprons to reinforce the casual, informal environment. The decor of a Chili's restaurant consists of booth seating, tile-top tables, hanging plants and wood and brick walls covered with interesting memorabilia.

     Emphasis is placed on serving substantial portions of fresh, quality food at modest prices. Entree selections range in menu price from $3.85 to $9.95, with the average revenue per meal, including alcoholic beverages, approximating $8.45 per person. A full-service bar is available at each Chili's restaurant, with frozen margaritas offered as the concept's specialty drink. Food and non-alcoholic beverage sales constitute approximately 85% of the concept's total restaurant revenues, with alcoholic beverage sales accounting for the remaining 15%.

     Grady's. Grady's restaurants are casual, upscale dinner house restaurants which feature a broad menu focusing on fresh seafood, prime rib, steaks, chicken and pasta entrees, salads, sandwiches, appetizers, desserts and a full-service bar. Grady's restaurants feature booth and table seating, wood and brick walls and brass fixtures. Service personnel are dressed smartly, in casual slacks, white buttoned-down shirts and ties, which reinforce the upscale atmosphere.

     The restaurant appeals to a slightly more sophisticated customer than Chili's. Entree selections range in price from $4.95 to $14.95, with the average revenue per meal, including alcoholic beverages, approximating $10.75 per person. Food and non-alcoholic beverage sales constitute approximately 87% of the concept's total restaurant revenues, with alcoholic beverage sales accounting for the remaining 13%.

     Macaroni Grill. Macaroni Grill is an upscale Italian theme restaurant which specializes in family-style recipes and features seafood, meat, chicken and pasta entrees, salads, pizza, appetizers and desserts with limited beer and wine selection in most restaurants and a full-service bar in recent and future openings. Exhibition cooking, wood-burning ovens and rotisseries provide an enthusiastic and exciting environment in the restaurants. Macaroni Grill restaurants feature white linen-clothed tables, fireplaces, a pizza oven, sous stations, rotisseries and prominent displays of wines. Service personnel are dressed in white, starched shirts and aprons, dark slacks and bright ties.

     Entree selections range in menu price from $4.75 to $15.95 with certain specialty items priced on a daily basis. The average revenue per meal, including alcoholic beverages, is approximately $13.50 per person. Food and non-alcoholic beverage sales constitute approximately 83% of the concept's total restaurant revenues, with alcoholic beverage sales accounting for the remaining 17%.

     Spageddies. Spageddies restaurants are casual, full-service, moderately priced Italian restaurants featuring appetizers, salads, pasta, pizza, rotisserie chicken, steak and desserts with alcoholic beverage selections. Spageddies restaurants feature an exhibition kitchen, a wood-burning pizza oven, Italian billboards and prominent displays of peppers, parmesan and tomatoes. Service personnel are dressed casually in black shorts or pants and red or black and white-striped shirts to reinforce the casual, informal, open environment.

     Entree selections range in menu price from $3.45 to $12.95. The average revenue per meal, including alcoholic beverages, is approximately $8.15 per person. Food and non-alcoholic beverage sales constitute approximately 90% of the concept's total restaurant revenues, with alcoholic beverage sales accounting for the remaining 10%.

     On The Border. On The Border is a casual, outdoor patio/cafe restaurant featuring Mesquite-grilled specialties of Texas and Mexico served in generous portions at modest prices.
On The Border restaurants feature Mesquite wood-grilled chicken and beef specialties, including On The Border's signature fajitas and original recipe Mexican foods, fresh-cooked, flour tortillas that are continuously flame-grilled on a flour tortilla machine which is displayed for customers' viewing, and a full service, Mexican-style bar serving a variety of frozen margaritas, specialty tequilas and Mexican beers. The restaurants feature outdoor dining patios and an open South Texas/Mexican border interior decor, including exposed brick, cactus and artifacts indigenous to the South Texas/Mexican border country.

     On The Border's dinner menu entrees range in price from $5.45 to $12.95, with most items priced between $6.45 and $9.00. The lunch menu offers a limited selection of Tex-Mex specialties and a variety of salads and Mesquite grilled sandwiches. Lunch prices range from $3.95 to $8.95, with most items priced between $4.75 and $6.25. On The Border also has a children's menu, a weekend brunch menu and provides banquet and catering services. The average check per customer, including beverage, at On The Border restaurants was approximately $9.77 in 1993. During 1993, sales of alcoholic beverages accounted for approximately 26% of On The Border's total food and beverage sales.

     The Company's principal offices are located at 6820 LBJ
Freeway, Dallas, Texas 75240, and its telephone number is (214)
980-9917.

                      SELLING STOCKHOLDERS

     Prior to August 3, 1994, (a) Messrs. Eugene B. Knippers, John W. Meshad, Chris Sullivan, Bob Basham, Doug Lanham, Jean Noel Prade, Chuck Winship, Vince Dooley and Bill Dooley and Hunt Building Corporation, either directly or indirectly through an affiliated entity, were the equity interest owners in Sunstate Franchise Company, Ltd. ("SFC"), a Florida limited partnership that operated two Chili's restaurants located in St. Petersburg, Florida and Duluth, Georgia, respectively, as a franchisee of the Company; and (b) SFC, along with 4141, Inc. and JWM Properties, Inc. were the equity interest owners of Sunstate Sarasota Associates ("SSA"), a Florida joint venture that operated one Chili's restaurant located in Sarasota, Florida, as a franchisee of the Company. Sunstate Ventures I, Ltd. ("SVIL"), is a Florida general partnership that, prior to August 3, 1994, owned the real property and certain of the personal property in connection with the Chili's restaurant located in Sarasota, Florida, and operated such restaurant as a franchisee of the Company. Messrs. Knippers, Meshad, Sullivan, Basham, Lanham, Prade, Winship, Vince Dooley, Bill Dooley, SVIL, 4141, Inc., JWM Properties, Inc. and Hunt Building Corporation comprise the Selling Stockholders.

     On August 3, 1994, the Company acquired the equity interests in SFC and SSA (the "Equity Acquisitions") and certain of the assets of SVIL in exchange for the issuance of shares of Common
Stock to the Selling Stockholders or their affiliates.

     The Equity Acquisitions are being accounted for as a pooling of interests, and each of the Selling Stockholders has agreed with the Company not to trade any of the Shares until the Company, SFC and SSA have completed at least 30 days of combined operations and the Company has published its financial statements for the quarter ending September 28, 1994. The offering of the Shares contemplated hereby may commence at any time subsequent to such publication date and will terminate on August 3, 1996, or such earlier date as all the Shares offered hereby have been sold.

     Messrs. Knippers, Sullivan, Basham, Lanham and Winship are the only Selling Stockholders that owned shares of Common Stock prior to August 3, 1994 and none of these previously issued shares (the "Pre-existing Shares") are being offered hereby. The following table sets forth the name of each Selling Stockholder, the aggregate number of shares owned by each Selling Stockholder prior to this offering, the aggregate number of shares to be offered by each Selling Stockholder, the aggregate number of shares to be owned by each Selling Stockholder after the sale of all Shares in this offering and the percentage of the Company's outstanding Common Stock that will be owned by such Selling Stockholder thereafter, in each case assuming the offering of and sale of all Shares, except for the Pre-existing Shares, in this offering. Each Selling Shareholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him.

                                    Shares Offered
                     Shares Owned   for the Selling  Shares to be   Percentage
Selling              Prior to the   Stockholder's    Owned After    Owned After
Stockholder          Offering       Account          the Offering   the Offering

4141, Inc.             10,870          10,870              ---          ---
Bob Basham             71,024          53,488           17,536           *
Bill Dooley             8,632           8,632              ---          ---
Vince Dooley            8,632           8,632              ---          ---
Hunt Building Corp.    29,114          29,114              ---          ---
JWM Properties, Inc.   10,870          10,870              ---          ---
Eugene B. Knippers    112,291         111,291            1,000           *
Doug Lanham            24,183          18,183            6,000           *
John W. Meshad         43,653          43,653              ---          ---
Jean Noel Prade        15,459          15,459              ---          ---
Chris Sullivan         55,288          53,488            1,800           *
Sunstate Ventures I,
  Ltd.                130,435         130,435              ---          ---
Chuck Winship          15,190          11,815            3,375           *


*    Less than 1%.

                  DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.10 par value, and 1,000,000 shares of Preferred Stock, $1.00 par value. At August 16, 1994, there were 71,585,302 shares of Common Stock of the Company outstanding and no shares of Preferred Stock outstanding.

     Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes may not be cumulated in the election of directors. Stockholders have no preemptive or subscription rights. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities. The rights of holders of Common Stock will be subject to any preferential rights of any Preferred Stock which may be issued in the future.

     Preferred Stock. The Board of Directors of the Company is authorized to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences.

     Transfer Agent and Registrar.  Chemical Shareholders
Services Group, Inc. is the transfer agent and registrar of the Company's Common Stock.

                         LEGAL OPINIONS

     The validity of the shares of Common Stock offered hereby has been passed upon by Crouch & Hallett, L.L.P., Dallas, Texas.

                             EXPERTS

     The consolidated financial statements and schedules of the Company as of June 30, 1993 and 1992, and for each of the years in the three-year period ended June 30, 1993, incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports upon consolidated financial statements and schedules of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements and schedules also will be incorporated by reference herein in reliance upon their reports and said authority.

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following expenses incurred in connection herewith will be paid by the Company:


    Item                                         Amount (1)

SEC registration fee                             $ 4,122
Legal fees and expenses                            2,000
Accounting fees                                    2,500
Miscellaneous                                      1,378
    Total                                        $10,000
_______

(1)  All items other than SEC registration fee are estimated


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     Article Ninth of the registrant's Certificate of Incorporation provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which such director derived an improper personal benefit.

     Article VI, Section 2 of the registrant's bylaws provides, in general, that the registrant shall indemnify its directors and officers under the circumstances defined in Section 145. The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries.

Item 16.  Exhibits.

     3(i) --   Certificate of Incorporation of the registrant.
               (1)
     3(ii) --  Bylaws of the registrant. (2)
     5    --   Opinion of Crouch & Hallett, L.L.P. (3)
     23(a)--   Consent of KPMG Peat Marwick LLP. (3)
     23(b)--   Consent of Crouch & Hallett, L.L.P. (included in
               opinion filed as Exhibit 5).
     24   --   Power of Attorney (included on p. II-4).
________________

(1) Filed as an exhibit to Registration Statement No. 33-52705 on Form S-4 and incorporated herein by reference.
(2)  Filed as an exhibit to Registration Statement No. 2-87736 on
     Form S-1 and incorporated herein by reference.
(3)  Filed herewith.

Item 17.  Undertakings.

     (a) The registrant hereby undertakes (1) to file, during any period in which offers or sales are being made of the Shares registered hereby, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 22nd day of August, 1994.

                              BRINKER INTERNATIONAL, INC.



                              By: /s/ Debra L. Smithart
                                 Debra L. Smithart, Executive Vice President
                                 and Chief Financial Officer


                        POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ronald A. McDougall and Debra L. Smithart, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on August 22, 1994.

Signature                               Title



/s/ Norman E. Brinker           Chairman of the Board,
Norman E. Brinker               Chief Executive Officer
                                and Director
                                (Principal Executive Officer)



/s/ Debra L. Smithart           Executive Vice President
Debra L. Smithart               and Director (Principal Financial
                                and Accounting Officer)


/s/ Ronald A. McDougall         Director
Ronald A. McDougall

/s/ Creed L. Ford, III          Director
Creed L. Ford, III


/s/ F. Lane Cardwell, Jr.       Director
F. Lane Cardwell, Jr.


/s/ Roger F. Thomson            Director
Roger F. Thomson


/s/ Jack W. Evans, Sr.          Director
Jack W. Evans, Sr.


                                Director
Rae F. Evans


                                Director
J. Ira Harris


                                Director
Frederick S. Humphries


                                Director
William F. Regas


                                Director
Ray L. Hunt


                                Director
J. M. Haggar, Jr.


/s/ James E. Oesterreicher      Director
James E. Oesterreicher


                                Director
Roger T. Staubach